                                                                    Exhibit 10.9


                                  EARTHWATCH
                                 Incorporated

                              Modification One to
                             Distributor Agreement
                        of the 18th day of June, 1996,
                                by and between:


                           NUOVA TELESPAZIO, S.p.A.
                     Via Tiburtina, 965 Rome 00156, Italy

                                      and

                            EarthWatch Incorporated
                  1900 Pike Road Longmont, Colorado USA 80501



         This Modification to the Distributor Agreement (the "Agreement") supersedes and replaces the original Distribution Agreement between EarthWatch Incorporated (EarthWatch) and Nuova Telespazio S.p.A. (TELESPAZIO). It is issued to incorporate provisions to allow the distribution of both EarlyBird and QuickBird products and to incorporate administrative changes. This modification is entered into by the parties as of August 01, 1997.
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                                                         DISTRIBUTION AGREEMENT
                                                                 8/1/97 7:39 AM

     1.   Definitions

          1.1. "Product" or "Products" shall mean both data and services grouped into product classes as set forth in Exhibit B.

          1.2. The "Digital Globe" shall mean the entire collection of data products offered for sale by EarthWatch, Incorporated. The Digital Globe is organized as a set of product CLASSES such as "IMAGES" which in turn include various product "GROUPS", such as EarlyBird or QuickBird panchromatic imagery, various aerial camera imagery, etc.

          1.3. "Distribution" is the transfer of a limited, revocable license to specific Products from EarthWatch to either a Distributor (including Telespazio) or End User; or from a Distributor to a Dealer or End User. Any reference to the distribution of a Product or distributing the Product in this Agreement refers to the transfer of the license to use the Product.

          1.4. A "Virtual Ground Station Link" shall mean the EarthWatch, "Distributor" or Customer-supplied physical link (e.g., VSAT or other) which enables communication between a Customer or Remote Archive and the EarthWatch Master Archive located at EarthWatch Headquarters in Colorado.

          1.5. "Value Added Products" shall mean products intended for resale which combine or incorporate: EarthWatch imagery or EarthWatch Products with, additional technology, imagery or image processing sufficient to give such Value-Added Products benefits or features not available in the original Products. EarthWatch retains the right to make the sole determination of what constitutes Value Added Products.


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                                                         DISTRIBUTION AGREEMENT
                                                                 8/1/97 7:39 AM


     2.    Appointment; Territory; Products.

     Subject to all the terms and conditions of this Agreement, and in consideration of the additional purchase of $6,000,000.00 US Dollars in EarthWatch Series D common stock per the new Stock Purchase Agreement between TELESPAZIO and EarthWatch, dated the 01 day of August, 1997;

           2.1. EarthWatch hereby appoints TELESPAZIO as the Master Distributor responsible for all accounts ("Exclusive Accounts") within the territories set forth in Exhibit A paragraph 1 "Exclusive Product Sales and Distribution Territory." Consistent with the rights of a Master Distributor, TELESPAZIO shall have the right to establish a network of Master Resellers, Resellers, and Value-Added Resellers within the assigned territory. TELESPAZIO is also appointed as a nonexclusive Distributor of the Products to those specific entities set forth in Exhibit A paragraph 2.1. In the event that an exclusive Distributor is so assigned to those customer account or jurisdiction areas identified in Exhibit A, paragraph 2.1, EarthWatch and TELESPAZIO will make reasonable best efforts to secure dealer distribution rights for TELESPAZIO in conjunction with the new regional
                Distributor. TELESPAZIO hereby acknowledges that EarthWatch has exclusively assigned certain territories to other distributors.

           2.2. EarthWatch agrees to advise TELESPAZIO on a regular basis of all exclusive customer account or jurisdiction assignments to other Distributors. If TELESPAZIO receives any order from a prospective purchaser located in the territory assigned to another Distributor and of which assignment TELESPAZIO has been advised by EarthWatch, TELESPAZIO shall not accept any such orders and shall immediately refer them to EarthWatch. Likewise, EarthWatch and other distributors will not accept any order within the TELESPAZIO territory and will immediately refer such orders to TELESPAZIO.

           2.3. As a Master Distributor, TELESPAZIO is entitled to the option of purchasing from EarthWatch a Digital Globe Local Archive System (DG-LAS) and operating it for the benefit of customers and distribution partners within the territory. Specific system configuration, license rights and obligations, and purchase terms and conditions will be addressed in a separate DG-LAS agreement.


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                                                         DISTRIBUTION AGREEMENT
                                                                 8/1/97 7:39 AM

     2.4. TELESPAZIO agrees to coordinate directly with EarthWatch Government Operations department when distributing to politically sensitive or military End User accounts to ensure that EarthWatch licensing and other regulatory requirements are met. In the event that an end-user account in TELESPAZIO's exclusive territory requests to work directly with EarthWatch due to political or military sensitive issues or other circumstances mutually agreed to, Telespazio or EarthWatch shall notify the other immediately and agree to negotiate for EarthWatch to support the end-user account directly, on a case-by-case and non-exclusive basis. TELESPAZIO and EarthWatch also agree to negotiate margin sharing for data sales generated from this activity on a case-by-case basis. These events are to be considered unique and individual and are not to be promoted by EarthWatch towards other customers within TELESPAZIO's Territory. Any agreements generated as a result of such activities will be held in strict confidentiality between EarthWatch, TELESPAZIO, and the end-user account. Should there be any dispute on any amounts payable to TELESPAZIO as a result of margin sharing, TELESPAZIO shall have the right to audit, at TELESPAZIO's expense, EarthWatch's account files relevant to the agreement in order to verify the correct amount.

     2.5. TELESPAZIO shall maintain, and make available to EarthWatch, on an as-required basis, the name and address of selected customer accounts for EarthWatch products. Strict confidentiality of such information shall be maintained consistent with section 13 of this Agreement.

     2.6. In the event that an Italian government agency requests that TELESPAZIO make Products available to foreign government accounts as part of an official foreign-aid package, TELESPAZIO shall notify as soon as reasonable, and coordinate directly with, EarthWatch if such accounts are not in TELESPAZIO's assigned Territory. Following this coordination, TELESPAZIO shall have the right in any territory not previously assigned to an exclusive Distributor to sell to those accounts directly or through the Italian government agency, subject to applicable laws and the terms of this Agreement. If the aid package including Products is targeted to an account that has been exclusively assigned to a distributor other than TELESPAZIO, EarthWatch agrees to use reasonable commercial efforts to facilitate discussions between TELESPAZIO and the other distributor for the purposes of assisting TELESPAZIO distribute Products to such accounts.

     2.7. Upon request by TELESPAZIO, EarthWatch will consider extending the list of Exclusive Accounts and/or Territory as set forth in Exhibit
            A. The basis for granting any extension will be that TELESPAZIO requires the exclusivity in order to carry out a sales and distribution plan to the Exclusive Account and/or Territory and EarthWatch and TELESPAZIO agree on such plan. Notwithstanding the foregoing, EarthWatch may, in its sole discretion, refuse TELESPAZIO's request.

     2.8. No customer of TELESPAZIO, including but not limited to Exclusive Accounts and Nonexclusive Accounts, shall have the right to be a Master Reseller, Reseller, or Value-added Reseller or otherwise redistribute the Products without the expressed written consent of EarthWatch. To the extent that EarthWatch consents to any such redistribution or Reseller arrangement, TELESPAZIO agrees to bind its Resellers (to the extent permitted hereunder) to a Master Reseller, Reseller, and/or Value-added Reseller License Agreement approved in writing by EarthWatch in substantially the form of Exhibit F hereto, in anticipation of any modifications that may be required by European Union and/or national regulations in each territory and also taking into account the EarthWatch and TELESPAZIO respective roles.


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                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:39 AM

     2.9 In furtherance and not in limitation of the foregoing, EarthWatch and TELESPAZIO agree that if a Value-Added Reseller desires to purchase Products from TELESPAZIO for resale to customers in the form of Value Added Products (i.e., processed imagery) or merely bundled together with products derived from the Products (i.e., EarthWatch images and digital map files derived from the imagery), TELESPAZIO agrees to notify EarthWatch and EarthWatch and TELESPAZIO shall negotiate in advance of the production of such products, an appropriate distribution, pricing and margin sharing scheme. If necessary or appropriate, such negotiations will also involve the Value-Added Reseller. Such value-added products are hereby deemed to not be covered by the blanket margin agreement covering the standard EarthWatch products produced from the EarlyBird or QuickBird.

3.   Payment and Supply Terms.

     3.1. Prices payable by TELESPAZIO to EarthWatch are discounted from those set forth on the then current EarthWatch Suggested European Price List for the products produced from EarlyBird or QuickBird satellite imagery and falling within the Standard Product Classes (Exhibit B section 1. 1). Other EarthWatch products (non-EarlyBird or non-QuickBird) or other third-party products in the Standard Product Classes will have separate discount rates associated with each and will be made available at the time such products are introduced into the EarthWatch product list. EarthWatch shall have the right, in its sole discretion, from time to time or at any time to change such price list with sixty (60) days written notice. New prices will apply to all Products distributed after such notice period.

     3.2. TELESPAZIO will pay all charges, including without limitation, transportation charges and insurance premiums.

     3.3. TELESPAZIO shall be solely responsible for all customs duties, sale, use, excise, value added and other, similar taxes, and all other governmental fees and charges applicable to EarthWatch's sale of the Products to TELESPAZIO and/or to the importation and distribution of the Products within the Territory. This excludes any such taxes, fees or charges imposed by the United States and any taxes imposed on EarthWatch's income.

     3.4. In the event that either party's income arising out of this Agreement is determined to be subject to unanticipated taxes, TELESPAZIO and EarthWatch shall discuss and pursue strategies to legitimately minimize such liabilities. Both parties shall agree to reasonably use their best efforts to assist the other in this process.

     3.5. Payment shall be paid by bank wire transfer in immediately available funds in US dollars and shall be considered paid on the date on which TELESPAZIO's bank, or other nominated and authorized financial institution, actually executes the fund transfer. Any amount that is initially calculated in a currency other than US dollars, by mutual agreement in advance, shall be converted to US dollars at the closing rate quoted for the purchase of US dollars in New York, New York, as quoted in the Wall Street Journal, on the fifth business day immediately prior to the date on which such payment is due.


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                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:39 AM

     3.6. Terms of payment will be net 30 days from physical invoice receipt. EarthWatch will send a facsimile or electronic mail copy of each invoice to TELESPAZIO on the date on which it is issued as evidence of invoice issuance. Any payment that is not made when due and owing shall be subject to a late payment fee equal the lesser of one and a half percent (1.5%) per month or the maximum amount permitted by applicable law. For purposes of late payment fee assessment, a 15 day grace period will be allowed following the net 30 day period. No part of any amount due hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which TELESPAZIO, any other party or otherwise might claim.

     3.7. EarthWatch and TELESPAZIO agree that, within TELESPAZIO's exclusive Territory, each end user customer contract for Products as listed in
            Section 1.2, 1.3, and 1.4 of Exhibit B shall be the subject of a specific teaming agreement with terms, conditions, responsibilities, and profits to be mutually agreed upon for each project. TELESPAZIO and EarthWatch shall agree to negotiate such terms, conditions, responsibilities, and profits in good faith.

     3.8. During the term of this Agreement, subject to the other terms and conditions of this Agreement, EarthWatch shall maintain the Digital Globe archive databases available for access by TELESPAZIO with respect to Products ordered from such archives. With respect to any Product not contained in an archive, (such as new imagery to be taken), subject to the other terms and conditions of this Agreement, EarthWatch shall use its reasonable commercial efforts to fill TELESPAZIO's orders that have been accepted for such nonarchived Products, in-so-far as consistent with EarthWatch's then current leadtime schedule, access to supplies on acceptable terms and allocation of available products and capacity among other EarthWatch Distributors and Resellers. EarthWatch shall acknowledge TELESPAZIO orders within two (2) business days of receipt and agree to ship products available from the archive within five (5) business days.

     3.9. The intellectual property rights embodied in the Products are licensed for distribution only and not sold. These rights will be protected by international copyright law and licensed for use by the buyer as an individual according to the terms of the then current End User License Agreement. An example of a EULA is in Exhibit G. EarthWatch and TELESPAZIO agree to work together to develop a EULA for TELESPAZIO's requirements that conforms to European Union and/or local national laws. Such EULA will be finalized by mutual written agreement only.

                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:39 AM

4.   TELESPAZIO Covenants and Representations.

     4.1. Except as expressly and unambiguously provided herein, TELESPAZIO represents, warrants and agrees:

           4.1.1. to provide quarterly status reports to EarthWatch. These reports, delivered in writing or verbally during joint business meetings, shall review and discuss project status, issues, and progress with respect to sales, marketing, distribution, and technical considerations.

           4.1.2. to complete a study of it's Territory of sales potentials for existing and potential EarthWatch products and services. TELESPAZIO will provide a complete summary of the market survey results to EarthWatch.

           4.1.3. to provide EarthWatch with yearly (calendar year, by quarter) detailed sales revenue forecasts (based on revenues to EarthWatch). Sales forecasts are to be delivered by 31 January during the term of this agreement. Forecasts will be reviewed jointly by TELESPAZIO and EarthWatch and target goals mutually agreed to.

           4.1.4. to use commercially reasonable efforts to substantially implement the Sales and Distribution Operations Concept set forth in Exhibit E hereto.

           4.1.5. not to (i) disassemble, decompile or otherwise reverse engineer the Products or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Products, (ii) rent, lease or otherwise provide temporary access to a Product, (iii) take any action contrary to EarthWatch's end-user license agreement except as expressly and unambiguously allowed under this Agreement or (iv) copy or modify the Products or (v) allow others to do any of the foregoing.

           4.1.6. to use its best efforts to successfully market (including, without limitation, inclusion of the Products in TELESPAZIO's catalogs and other promotional materials), distribute and support (including installation, training and other support) the Products on a continuing basis and to comply with good business practices and all laws and regulations relevant to this Agreement or the subject matter hereof. In its distribution efforts, TELESPAZIO will use the then-current names used by EarthWatch for the Products (but will not represent or imply that it is EarthWatch); provided that advertisements and promotional plans and materials shall be subject to EarthWatch's approval, which approval shall not be unreasonably withheld, and shall conform with EarthWatch's standard advertising policies and usage guidelines for copyrights, trademarks, and logos as specified by EarthWatch and, provided further, that no other right to use any name or designation is granted by this Agreement.

           4.1.7. to inform EarthWatch of any problems encountered with the Products and any resolutions arrived at for those problems, and to communicate promptly to EarthWatch modifications, design changes or improvements of the Products suggested by any Reseller, customer, employee or agent. TELESPAZIO will also promptly notify EarthWatch of any infringement of any trademarks or other proprietary rights relating to the Products of which it is aware.

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                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:39 AM

           4.1.8. to comply with all export laws and restrictions and regulations of the Department of Commerce or other United States or foreign agencies or authorities, and not to export, or allow the export or re-export of any Product or any direct product thereof in violation of any such restrictions, laws or regulations. EarthWatch shall assist TELESPAZIO in ascertaining the nature and extent of any such relevant US law or regulation.

5.   EarthWatch Covenants and Representations.

     5.1. Except as expressly and unambiguously provided herein, EarthWatch represents, warrants and agrees:

           5.1.1. to use commercially reasonable efforts to substantially implement the satellite operations concept set forth in Exhibit D hereto.

           5.1.2. to use commercially reasonable efforts to substantially fulfill its obligations defined in the sales and distribution concept set forth in Exhibit E hereto.

           5.1.3. to use commercially reasonable efforts to provide, operate, and maintain the following:

                   5.1.3.1. a remote sensing satellite system and ground data receiving infrastructure.

                   5.1.3.2. physical product Distribution facilities, networks, and related support staff as required.

                   5.1.3.3. system integration personnel and technical capabilities for installation and maintenance of data processing and archive facilities which will be made available to select customers and Distributors.

                   5.1.3.4. image data production and value-added product capabilities as consistent with EarthWatch's business plan.

           5.1.4. to provide quarterly status reports to TELESPAZIO. These reports, delivered in writing or verbally during joint business meetings, shall review and discuss project, product, and satellite status, issues, and progress with respect to sales, marketing, distribution, and technical considerations.

           5.1.5. to make available an initial 250 sets of basic marketing materials to TELESPAZIO, and an additional 5 sets of basic marketing materials for each reseller assigned by TELESPAZIO, and to allow TELESPAZIO to make requests for additional materials available at EarthWatch's costs for manufacturing and providing the requested material.

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                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:39 AM

6.   Warranty; Disclaimer; Indemnity.

     6.1. EarthWatch warrants only to TELESPAZIO that the Products, when shipped or made available to TELESPAZIO by EarthWatch, will materially conform to the applicable written specifications for such Product, as then in effect. This foregoing warranty covers only problems reported to EarthWatch within ninety (90) days of delivery of such Product to TELESPAZIO. TELESPAZIO will handle and be responsible for all warranty returns from its direct and indirect customers. Products obtained from EarthWatch which do not comply with the warranty during the aforementioned warranty period and are returned (by TELESPAZIO only) to EarthWatch within one hundred and twenty (120) days of delivery of such Product to TELESPAZIO will be repaired or replaced at EarthWatch's option, provided TELESPAZIO bears the cost of freight and insurance to the point of repair. EarthWatch will bear the cost of freight and insurance for return of repaired or replaced goods to TELESPAZIO. If EarthWatch cannot, or determines that it is not practical to, repair or replace the returned Product, the price therefore paid by TELESPAZIO will be refunded. EXCEPT AS SET FORTH ABOVE IN THIS SECTION 6.1, EARTHWATCH MAKES NO OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION, PRODUCTS THAT ARE RETRIEVED BY TELESPAZIO FROM A EARTHWATCH (OR TELESPAZIO) ARCHIVE, ANY OTHER SUBJECT MATTER OF THIS AGREEMENT OR ANY SERVICES RENDERED HEREUNDER, AND DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. The above warranty does not extend to any Product that is modified or altered, is treated with abuse, negligence or other improper treatment (including, without limitation, use outside the recommended environment). TELESPAZIO's sole remedy with respect to any warranty or defect is as stated above.

     6.2. EarthWatch shall hold TELESPAZIO and its officers, directors, agents and employees harmless from liability resulting from (i) third party claims against TELESPAZIO where the claim is a result of an unlawful action by EarthWatch or its employees; or (ii) a breach by EarthWatch of any representation or warranty made by it hereunder; or (iii) infringement by the Product of any United States patent issued as of the date of delivery of the first copy of the applicable Product or any United States copyright, provided EarthWatch is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise; EarthWatch will not be responsible for any settlement it does not approve in writing. THE FOREGOING IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED. The foregoing obligation of EarthWatch does not apply with respect to Product or portions or components thereof (i) not supplied by EarthWatch, (ii) made in whole or in part in accordance to TELESPAZIO specifications, (iii) which are modified after shipment by EarthWatch, if the alleged infringement relates to such modification,
           (iv) combined with other products, processes or materials where the alleged infringement relates to such combination, (v) where TELESPAZIO continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (vi) where TELESPAZIO's use of the Product is incident to an infringement not resulting primarily from the Product or is not strictly in accordance with the License.

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                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:39 AM

      6.3. TELESPAZIO shall hold EarthWatch and its officers, directors, agents and employees harmless from liability resulting from (i) third party claims against EarthWatch where the claim is a result of an unlawful action by TELESPAZIO or its employees; (ii) a breach by TELESPAZIO of any representation, warranty or covenant made by it hereunder; or
           (iii) any and all damages, settlements, attorneys' fees and expenses related to a claim of infringement or misappropriation excluded from EarthWatch's indemnity obligation under Section 6.2 above.

7. Limited Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, EARTHWATCH WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE AMOUNTS PAID TO EARTHWATCH HEREUNDER DURING THE TWELVE-MONTH PERIOD PRIOR TO DATE ON WHICH THE CAUSE OF ACTION AROSE OR (II) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR (III) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES. EARTHWATCH SHALL HAVE NO LIABILITY FOR ANY FAILURE OR DELAY DUE TO MATTERS BEYOND ITS REASONABLE CONTROL.

8.   Relationship of Parties

     8.1. The parties hereto expressly understand and agree that TELESPAZIO is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith and is responsible for and will indemnify EarthWatch from any and all claims, liabilities, damages, debts, settlements, costs, attorneys' fees, expenses and liabilities of any type whatsoever that may arise on account of TELESPAZIO's activities, or those of its employees or agents (including, without limitation, Resellers), including without limitation, providing unauthorized representations or warranties (or failing to disclose all warranties and liabilities on behalf of EarthWatch) to its customers or breaching any term, representation or warranty of this Agreement. EarthWatch is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of TELESPAZIO, nor with TELESPAZIO's employment of other persons or incurring of other expenses. Except as expressly provided herein, EarthWatch shall have no right to exercise any control whatsoever over the activities or operations of TELESPAZIO.

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                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:39 AM

9.   Assignment

     9.1. This Agreement and the rights hereunder are not transferable or assignable without the prior written consent of the parties hereto, except for rights to payment and except to a person or entity who acquires all or substantially all of the assets or business of a party, whether by sale, merger or otherwise. In the event TELESPAZIO desires to transfer or assign this Agreement to a majority controlled company or affiliate, the prior written consent of EarthWatch shall not be unreasonably withheld.

10.  Term

     10.1. Unless terminated earlier as provided herein, this Agreement shall have a term extending from the date of contract signature until the later of i) the fourth (4th) anniversary of the date of EarthWatch's first successful launch of the EarlyBird satellite or ii) the fourth
            (4th) anniversary of the date of EarthWatch's first successful launch of the QuickBird satellite. A successful launch is defined as occurring when the satellite is able to provide commercially salable images .

     10.2. In the event that the U.S. Government suspends the acquisition and/or distribution of data from the EarthWatch satellites covered by this Agreement, then EarthWatch agrees to negotiate with TELESPAZIO an extension of the term of this contract.

     10.3. In the event of the failure of an EarthWatch satellite covered by this Agreement during the first two (2) years after its successful launch, preventing the acquisition of images, then EarthWatch agrees to negotiate with TELESPAZIO an extension of the term of this contract.

     10.4. Beginning at the end of the second complete calendar year following EarthWatch's first successful launch of the EarlyBird satellite, EarthWatch and TELESPAZIO agree to conduct a yearly sales performance review (based on revenues to EarthWatch) in conjunction with the supply of TELESPAZIO's yearly sales forecast, and based on TELESPAZIO's yearly sales forecasts for the preceding calendar year (section 4 paragraph 4.1.3). If a satisfactory Final Performance Review (as defined in section 11 paragraph 11.1.4) is achieved during the review twelve (12) months prior to the end of the contract term, then this Agreement shall extend for an additional four (4) year period unless TELESPAZIO shall notify EarthWatch in writing at least one (1) year prior to termination of its intention not to renew.

     10.5. If the parties continue to do business with each other after such termination, the relevant terms hereof will continue to govern the relationship unless otherwise expressly agreed in writing and except that the relationship may be terminated unilaterally by either party merely by ceasing to do business with the other. TELESPAZIO understands that after the date specified above or earlier termination, neither it nor any Resellers shall have any right whatsoever to continue as a Reseller regardless of any undocumented continuation of the relationship with EarthWatch or be entitled to any compensation in connection with such termination.
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                                                        DISTRIBUTION AGREEMENT
                                                                8/1/97 8:48 AM

11.  Termination.

     11.1. This Agreement may be terminated by either party for cause immediately by written notice upon the occurrence of any of the following events:

            11.1.1. If the other ceases to do business, or otherwise terminates its business operations or becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within 90 days); or

            11.1.2. If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within 30 days; or

            11.1.3. If the other materially breaches any material provision of this Agreement and fails to fully cure such breach within 30 days of written notice describing the breach.

            11.1.4. If TELESPAZIO does not perform it's obligation with respect to a minimum sales quota, EarthWatch has the right to terminate this Agreement with twelve (12) months advance notice prior to the end of the initial contract term. Minimum sales quota for the Final Performance Review is defined as 80% of the TELESPAZIO sales forecast (based on revenues to EW) for the preceding calendar year according to the sales forecasts provided by TELESPAZIO and agreed to by EarthWatch. In consideration for EarthWatch's provision of twelve (12) months advance notice, TELESPAZIO hereby forever waives all rights to severance or other termination provisions which may be available under applicable law.

     11.2. EarthWatch shall have the option to terminate the Agreement and TELESPAZIO's distribution license upon TELESPAZIO's failure to properly conform to the requirements of EarthWatch's various operating licenses and export regulations, details of which will be provided to TELESPAZIO by EarthWatch.

     11.3. TELESPAZIO shall have the option to terminate this Distribution Agreement upon occurrence of any of the following conditions:

            11.3.1.  Loss of EarthWatch's operating license; or

            11.3.2. Loss of permission for EarthWatch to export imagery data to the Territory; or

            11.3.3. Failure of the first EarthWatch satellite to meet nominal mission performance specifications.

            11.3.4. EarthWatch is unable to achieve a successful EarlyBird launch by December 30, 1997.

                                                         DISTRIBUTION AGREEMENT
                                                                 8/1/97 7:39 AM

     11.4. Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

     11.5. In the event of a termination arising solely from a breach of this Agreement by TELESPAZIO or a termination event arising under Section
            11.3.1 11.3.2 or 11.3.3 above, EarthWatch may elect to continue or terminate any order then pending. In any other case of termination, both parties shall comply with their obligations relevant to the orders then pending. Furthermore, in the event of a termination (except a termination arising solely from a breach of this Agreement by EarthWatch), EarthWatch shall have no obligation to TELESPAZIO, or its employees or Resellers for compensation or for damages of any kind, whether on account of the loss by TELESPAZIO, its employees or Resellers of present or prospective sales, investments, compensation or goodwill.

12. TERMINATION IS NOT THE SOLE REMEDY UNDER THIS AGREEMENT AND, WHETHER OR NOT TERMINATION IS EFFECTED, ALL OTHER REMEDIES WILL REMAIN AVAILABLE.

13.  Confidentiality.

     13.1. Each party agrees that all code, inventions, algorithms, know-how and ideas and all other business, technical and financial information it obtains from the other party are the confidential property of the disclosing party ("Proprietary Information"). Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Proprietary Information of the disclosing party and shall similarly bind its employees and consultants in writing. Unless otherwise provided by law the provisions of this article shall survive the termination of this contract for a period of three (3) years. The receiving party shall not be obligated under this Section 13 with respect to information it can document, including information which:

            13.1.1. is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or

            13.1.2. is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

            13.1.3. was rightfully in the possession of the receiving party without restriction prior to its disclosure by the disclosing party; or

            13.1.4. was independently developed by employees or consultants of the receiving party without access to such Proprietary Information.

                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:39 AM

     13.2. The receiving party shall protect the Proprietary Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure or use of the Proprietary Information as the receiving party uses to protect its own confidential information. The parties acknowledge that any disclosure or unauthorized use of the Proprietary Information will constitute a material breach of this Agreement and cause substantial harm to the disclosing party for which damages would not be an adequate remedy, and, therefore, in the event of such breach, in addition to other available remedies, the disclosing party shall have the right to obtain injunctive relief.

14.  General.

     14.1. Amendment and Waiver - Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-preprinted agreements clearly understood by both parties to be an amendment or waiver.

     14.2. Force Majeure - If either party is prevented from performing any of its duties and obligations hereunder in a timely manner by reason of any act of God, strike, labor dispute, flood, public disaster, equipment or technical malfunctions or failures, power failures or interruptions or any other reason beyond its reasonable control, such condition shall be deemed to be a valid excuse for delay or interruptions of performance or for nonperformance of any such duty or obligation. In the event that a delay or interruption of performance continues for a period of 180 days, either party may terminate this Agreement upon 60 days notice.

     14.3. Headings - Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

     14.4. Notices - Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its addresses first set forth herein or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received 5 days after deposit in the US mails.

     14.5. Entire Agreement - This Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom.

     14.6. Exhibits - All exhibits, attachments and schedules referred to in this Agreement are attached hereto and incorporated herein by this reference.

     14.7. Severability - If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable

                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:39 AM

     14.8. Arbitration - Any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof shall be submitted by the parties to arbitration (which arbitration shall be binding for purposes of this Agreement only) in Geneva, Switzerland, in accordance with the then-current commercial arbitration rules of the American Arbitration Association ("AAA") except as otherwise provided herein. This Agreement shall be governed by and construed under the laws of the State of Colorado and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. All proceedings shall be held in English and a transcribed record prepared in English. The parties shall each choose one arbitrator with technical expertise in the area of dispute and such two arbitrators shall, by mutual agreement, select a third, neutral arbitrator. If no arbitrator is appointed by either EarthWatch or TELESPAZIO within thirty (30) days of notice of intent to arbitrate, the AAA shall make such appointment within thirty (30) days of such failure. The judgment rendered by the arbitrators shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, and judgment on such award may be entered in any court having jurisdiction thereof. Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party's name, proprietary information, trade secrets, know-how or any other proprietary rights. If the issues in dispute involve scientific or technical matters, any arbitrator chosen hereunder shall have educational training and/or experience sufficient to demonstrate a reasonable level of relevant scientific knowledge. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

     14.9. Basis of Bargain - Each party recognizes and agrees that the warranty disclaimers and liability and remedy limitations in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this Agreement.

15.  Prevailing Law.

     15.1. All the provisions of this Agreement shall be in compliance with the European legislation and regulations.

                                                         DISTRIBUTION AGREEMENT
                                                                 8/1/97 7:39 AM

Signed by and on behalf of:

EarthWatch Incorporated                     NUOVA TELESPAZIO S.p.A.


/s/ Douglas Gerull                               /s/ Amedo Natali
---------------------------------           ---------------------------------
Douglas Gerull                              Amedo Natali
President/Chief Operating Officer           General Director


August 01, 1997                             August 8, 1997
---------------------------------           ---------------------------------
Date                                        Date

                                                         DISTRIBUTION AGREEMENT
                                                                 8/1/97 7:59 AM

                                   EXHIBIT A

                            DISTRIBUTION TERRITORY


1.   Exclusive Product Sales and Distribution.

     1.1.   The "Territory" includes exclusive Master Distributor rights for:

Italy              Norway                Vatican            Poland
Spain              Denmark               Cyprus             Croatia
France             Finland               Austria            Yugoslavia
Belgium            Turkey                Iceland            Bulgaria
Netherlands        Hungary               Liechtenstein
Germany            Portugal              Slovenia
Switzerland        Greece                Albania
Luxembourg         Montecarlo/Monaco     Czech Republic
United Kingdom     Malta                 Slovak Republic
Ireland            Andorra               Romania
Sweden             S. Marino

     1.2 If another State or Country is created as a result of a change in the legal Government over a territory geographically included in above list, then the new State or Country so created will be added to this list. If the new State or Country so created extends TELESPAZIO's geographic territory then EarthWatch and TELESPAZIO agree to negotiate the inclusion and exclusivity of the new State or Country with respect to its addition to this list.

     1.3 The Territory shall also include exclusive Master Distributor rights for Morocco, Algeria, and Tunisia. In the event that EarthWatch wishes to assign these countries to another Master Distributor, then TELESPAZIO shall have the first right of refusal contingent on TELESPAZIO's agreeing to the terms and conditions offered to the other Master Distributor for exclusivity in these countries.

2.   Nonexclusive Product Sales and Distribution

     2.1.   The following are assigned to TELESPAZIO as "Nonexclusive Accounts":

            2.1.1. Regional Centre for Services in Surveying, Mapping and Remote Sensing Nairobi, Kenya

            2.1.2.  Provincial Argentinean Cadastral Direction Offices

            2.1.3.  Provincial Argentinean Ministries of Production

            2.1.4.  The following accounts in Egypt:

                    Arab European Environmental Center

                    University of Cairo

                    University of Alexandria

                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:59 AM

                    Ministry of Agriculture

                    Ministry of Public Works

                    Scientific Agency for Middle East

                    Survey Research Institute

                    Mining Authority

                    Institute for Space Science

                    National Park Institute

                    Petroleum Regional Engineering Centre

                    Water Research Institute

                    Ministry of Defense

                    National Remote Sensing Centre

                    ERSS (Environmental and Remote Sensing Service)


            In the event that EarthWatch assigns exclusivity to another Distributor, EarthWatch will attempt to ensure that TELESPAZIO can continue to work in these accounts as a Reseller or Value-Added Reseller of the new Distributor (section 2 paragraph 2.1). In any event, EarthWatch will provide written notice to TELESPAZIO of such assignment and will allow TELESPAZIO 180 days from the date of such notice to exclusively conclude any ongoing projects within these named accounts. EarthWatch further agrees to coordinate in advance all EarthWatch activities within such accounts with TELESPAZIO.

            2.1.5. TELESPAZIO shall also have non-exclusive rights to sell into named accounts in all territory currently unassigned by EarthWatch provided that: i) prior to beginning sales activity, TELESPAZIO shall provide the named accounts to EarthWatch along with reasonable justification for TELESPAZIO's sales activity for EarthWatch approval, which approval shall not be unreasonably withheld; and ii) TELESPAZIO shall conform with any existing EarthWatch price list for the territory. EarthWatch will provide TELESPAZIO with a list of all unassigned territories within sixty (60) days of contract signature.

                    In the event that EarthWatch assigns exclusivity of an unassigned territory to another Distributor, EarthWatch will attempt to ensure that TELEPAZIO can continue to work in the named accounts as a Reseller or Value-Added Reseller of the new Distributor (section 2 paragraph 2. 1). In any event, EarthWatch will provide written notice to TELESPAZIO of such assignment and will allow TELESPAZIO 180 days from the date of such notice to exclusively conclude any ongoing projects within the named accounts.

                                                         DISTRIBUTION AGREEMENT
                                                                 8/1/97 7:59 AM

                                   EXHIBIT B

                              PRODUCT DEFINITIONS

1.   Product Definitions.

     The following list identifies the EarthWatch products covered by this Agreement between TELESPAZIO and EarthWatch. This list of products licensed to TELESPAZIO for distribution includes Digital Globe products derived from both the EarthWatch EarlyBird (3m panchromatic/15m multispectral) satellite series and the EarthWatch QuickBird (1m panchromatic/4m multispectral) satellite series. EarthWatch reserves the right to change/redefine, add or remove products in its official EarthWatch products list at any time. Other Digital Globe products will be added to the agreement as they become available and terms mutually agreed to by TELESPAZIO and EarthWatch.

     1.1.   STANDARD Product Classes

            IMAGES
            MOSAICS
            ORTHOS
            DEMS
            MAPS
            DATA

     1.2.   SPECIAL Product Classes

            1.2.1. Should TELESPAZIO perceive SPECIAL product sales opportunities they will be discussed with EarthWatch in advance of any project proposal and EarthWatch and TELESPAZIO agree that each end user customer contract for SPECIAL Products shall be the subject of a specific teaming agreement with terms, conditions, responsibilities, and profits to be mutually agreed upon for each project. Examples of Special Product Classes are Seconds on Orbit, Direct Tasking, and Secret Tasking.

                                                         DISTRIBUTION AGREEMENT
                                                                 8/1/97 7:59 AM

     1.3.   SYSTEMS Product Classes

            1.3.1. Should TELESPAZIO perceive SYSTEMS product sales opportunities they will be discussed with EarthWatch in advance of any project proposal and EarthWatch and TELESPAZIO agree that each end user customer contract for SYSTEMS Products shall be the subject of a specific teaming agreement with terms, conditions, responsibilities, and profits to be mutually agreed upon for each project. Examples of Systems Product Classes are Virtual Ground Station Links, Direct Reception Stations, Digital Globe Local Archive Systems, and Image Processing and Analysis Centers.

     1.4.   SERVICES Product Classes

            1.4.1. Should TELESPAZIO perceive SERVICES product sales opportunities they will be discussed with EarthWatch in advance of any project proposal and EarthWatch and TELESPAZIO agree that each end user customer contract for SERVICES Products shall be the subject of a specific teaming agreement with terms, conditions, responsibilities, and profits to be mutually agreed upon for each project. Examples of Services Product Classes are Systems Design and Engineering, Software Programming, Image Analysis and Production, Consulting, and Training.

                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:59 AM

                                   EXHIBIT C

                                    PRICING

1.   Pricing

     1.1. The European Suggested Retail Price List for each of the standard products listed in Exhibit B shall be established by EarthWatch. EarthWatch agrees to confer with TELESPAZIO and take into account associated Distributor costs and operating margin requirements in establishing the European Suggested Retail Price List. Notwithstanding anything to the contrary, TELESPAZIO shall have the right unilaterally to set, and shall unilaterally set, the prices and the currency charged by TELESPAZIO to TELESPAZIO's customers for Products without any consultation or agreement whatever with EarthWatch. The currency charged by TELESPAZIO shall in no way change the Payment and Supply Terms in section 3.1 wherein all payments are due in US dollars.

2.   Discounts

     2.1. EarlyBird Products shall be invoiced to TELESPAZIO at 40% of the EarthWatch Suggested European Price as current at the time of order. This equates to a discount of 60%.

     2.2. QuickBird Products shall be invoiced to TELESPAZIO at 60% of the EarthWatch Suggested European Price as current at the time of order. This equates to a discount of 40%.

            2.2.1 TELESPAZIO shall be eligible, on a yearly basis, for additional, variable discounts on the price of invoiced QuickBird products, as follows. Based on the yearly, agreed-to sales forecast for the coming year (section 4 paragraph 4.1.3), a quarterly performance run rate will be established and TELESPAZIO's sales for each quarter will be evaluated against this run-rate target at the end of each quarter. Each quarter will be considered individually, i.e. cumulative yearly performance will not be considered. Based on the following schedule, if TELESPAZIO's quarterly sales performance is higher than forecast, then their discount would be increased for the next quarter. TELESPAZIO would remain at the new discount level until 1) the end of the sales year, or 2) until TELESPAZIO exceeded the quarterly sales forecast again. If the quarterly sales forecast is exceeded again, TELESPAZIO would receive an additional discount on top of the first discount, up to a maximum discount of 50%. At the beginning of each year the discount would reset to 40% and the cycle would start over with a new sales forecast to be agreed upon.

                    Variable Discount Schedule for QuickBird Products
                    Over Quota            Discount Increase
                    10%                   5%
                    20%                   10%

                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:59 AM

     2.3. The discounts of other EarthWatch data products will be established by an amendment to this exhibit mutually agreed upon by the parties to this agreement.

                                                         DISTRIBUTION AGREEMENT
                                                                 8/1/97 7:59 AM

                                   EXHIBIT D

                         SATELLITE OPERATIONS CONCEPT

1.   EarthWatch EarlyBird Sensor Characteristics

     1.1.   HI-RES Panchromatic Sensor

     Patch size:    9 sq km
     Frame size:    36 sq km
     Pixel size:    3 meters at nadir
     Camera:        4 megapixel, staring focal plane arrays
     Data size:     4 Mbytes (uncompressed)
     Wavelengths:   Grayscale (8 bits), sampling 445 to 650 nm

     1.2.   HI-RES Multi-Spectral Sensor

     Scene size:    900 sq km
     Pixel size:    15 meters at nadir
     Camera:        4 megapixel (x3 bands), staring focal plane arrays
     Data size:     12 Mbytes (uncompressed)
     Wavelengths:   Green, Red, Near-IR (8 bits)

     1.3. Sensors have a 28 degree fore-and-aft, and side-to-side pointing capability.

2.   EarthWatch QuickBird Sensor Characteristics

     2.1.   HI-RES Panchromatic Sensor

     Scene size:    22 km x 22 km
     Pixel size:    0.82 meters at nadir
     Camera:        pushbroom linear array
     Data size:     1 GB (uncompressed)
     Wavelengths:   Grayscale (11 bits)

     2.2.   HI-RES Multi-Spectral Sensor

     Scene size:    22 km x 22 km
     Pixel size:    3.28 meters at nadir
     Camera:        pushbroom linear array
     Data size:     4 GB (uncompressed)
     Wavelengths:   Blue, Green, Red, Near-IR (11 bits)

     2.3. Spacecraft has a 30 degree fore-and-aft, and side-to-side pointing capability.

3.  Image Data Collection Mode.

     3.1. All EarthWatch satellites are equipped with on-board solid state recorders to allow "store-and-dump" operations.

                                                         DISTRIBUTION AGREEMENT
                                                                 8/1/97 7:59 AM

            3.1.1. As each satellite passes near a groundstation it downlinks stored images and receives new imaging instructions for the next orbit.

4.   Modifications

     4.1. EarthWatch reserves the right to make modifications to the technical specifications of any system component or Product.

                                                          DISTRIBUTION AGREEMENT
                                                                  8/1/97 7:59 AM

                                   EXHIBIT E

                   SALES AND DISTRIBUTION OPERATIONS CONCEPT

1.   Sales

     1.1. TELESPAZIO will provide and maintain a direct sales and marketing organization and Reseller network(s) (as necessary) who will sell and distribute the Products.

     1.2. Resellers will be qualified by TELESPAZIO and required to operate by the terms and conditions of the TELESPAZIO Reseller License Agreement(s) substantially the same as the sample Reseller License Agreement attached hereto as Exhibit F.

     1.3. TELESPAZIO will maintain a complete and current list of all Resellers and their completed contractual agreements. TELESPAZIO shall make an updated Reseller list and the actual contractual agreements between TELESPAZIO and the Resellers available to EarthWatch on a regular basis.

     1.4. TELESPAZIO will cooperate fully with EarthWatch in ensuring that all aspects of EarthWatch's operating license are observed and not compromised in any way by TELESPAZIO Resellers and further attempt to conform to EarthWatch standard Master Reseller, Reseller, and Value-Added Reseller agreement formats to the maximum extent possible.

     1.5. TELESPAZIO agrees to maintain a regular training program for sales personnel and Resellers relating to the sale of Products. The extent of such programs will be according to need and the marketing plan.

     1.6. EarthWatch agrees to provide TELESPAZIO with priority access to EarthWatch imaging services.


2.   Marketing

     2.1. TELESPAZIO agrees to complete a study of the Territory for the Products. TELESPAZIO will provide a complete summary of the market survey results to EarthWatch.

     2.2. The market study shall include development of a specific list of marketing materials. EarthWatch and TELESPAZIO will then allocate preparation and supply responsibilities as appropriate.

     2.3. TELESPAZIO agrees to engage in advertising, market promotions, seminars and workshops within its markets featuring EarthWatch.

     2.4. EarthWatch and TELESPAZIO agree to use best efforts to promote and maintain recognition of and protect each other's trademarks.

                                                         DISTRIBUTION AGREEMENT
                                                                 8/1/97 7:59 AM

3.   Order Processing and Distribution

     3.1. EarthWatch agrees to provide Products directly to TELESPAZIO. TELESPAZIO will then deliver the Products to customers within the Territory either physically or electronically, through VSAT or other types of links, and via the Digital Globe Local Archive System (DG-LAS), if existing.

     3.2. TELESPAZIO agrees to process orders from customers and Resellers and make payment to EarthWatch on the basis of Products delivered to TELESPAZIO.

     3.3. As EarthWatch develops electronic distribution networks in support of other customer accounts for imaging data and related products that overlap into TELESPAZIO sales and distribution territories, EarthWatch agrees that they will also be made available to TELESPAZIO in support of TELESPAZIO sales and distribution efforts. Any electronic distribution network established (such as the INTERNET) within the TERRITORY will be considered to be part of the TELESPAZIO distribution and will be governed by this Distribution Agreement.

4.   Documentation

     4.1. TELESPAZIO and EarthWatch will develop detailed flow charts showing the nominal distribution networks for sales, order processing, and physical product delivery.

                                  Draft Copy

                                   EXHIBIT F

                         RESELLER LICENSE AGREEMENTS

                           EARTHWATCH, INCORPORATED
                         RESELLER AGREEMENT (Domestic)

     This Reseller Agreement ("Agreement") entered into as of _______________, 19__, between EarthWatch, Incorporated, a Delaware corporation, with its principal place of business at 1900 Pike Road, Longmont, Colorado 80501 ("EarthWatch"), and _______________________ a [specify type of organization] with its principal place of business at _________________________ ("Reseller"),

                                  WITNESSETH:

     Whereas, EarthWatch is in the business of marketing licenses for the use of high-resolution satellite imagery, related geographic information products, as well as a variety of other geographic data products, including the Products (as hereinafter defined);

     Whereas, Reseller has the facilities, personnel, and technical expertise necessary to market the Products in the Territory (as hereinafter defined); and

     Whereas, Reseller wishes to obtain, and EarthWatch is willing to grant Reseller, a limited right to distribute the Products (as hereinafter defined) in the Territory.

     Now, Therefore, in consideration of these premises, and mutual covenants, representations and agreements herein contained, EarthWatch and Reseller, intending to be legally bound, hereby agree as follows:

                                   Article 1

                                  Definitions

     For the purposes of this Agreement, the following terms shall have the respective meanings indicated below:

     1.1. "Confidential Proprietary Data." Any information possessed and held in confidence by and in the control of either Party to this Agreement that may be valuable to such Party in its business. Confidential Proprietary Data includes, but is not limited to, information concerning secret processes, formulas, machines, components, inventions, creations, systems, designs, materials, computer software, methods, techniques, pending patent applications, patents, trademarks, copyrights, trade secrets, compositions, improvements, ideas, specifications, or arts relating to its products and services or to the production, assembly, testing, marketing, sale, and service of its products and services, as well as financial projections, financing plans, marketing data and other business information related to present or prospective business activities of such Party. Confidential Proprietary Data may also include intellectual property and the specific application of know how as a whole to specific projects, products or services. Confidential Proprietary Data includes any and all documents, records, notebooks, electronic media, drawings, photographs, charts, written descriptions, samples, compositions, visual demonstrations, oral disclosures, and other data or information and any other repositories or representations which may contain any of the previously stated types of confidential, proprietary information.

     1.2. "Derivative Works." Works based upon Products, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and that, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement.

     1.3. "End User." Any person or entity who obtains the Products solely for its own internal use.

     1.4. "End User License Agreement (EULA)." A written agreement containing the terms, conditions, and obligations of both parties effective at the time of order under which EarthWatch grants a license to an End User for the limited use of a Product or Products. A


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copy of the current version is attached hereto as Exhibit B. The EULA will be revised by EarthWatch as necessary. The Reseller obligations arising from the EULA will be those in effect at the time of the End User's order.

     1.5. "Intellectual Property Rights." The intangible legal rights or interests evidenced by or embodied in (1) any idea, design, concept, technique, invention, discovery, or improvement, regardless of patentability, but including patents, patent applications, trade secrets, and know-how; (2) any work of authorship, regardless of copyrightability, but including copyrights and any moral rights recognized by law; and (3) any other similar rights, in each case on a worldwide basis.

     1.6. "License." The authorization EarthWatch gives under this agreement and EULA's for use of the Products. Unless expressly stated otherwise, a license is for a one time use of the products.

     1.7. "Products." The data and data products of EarthWatch and the data and data products of third parties licensed to EarthWatch. The specific Products that EarthWatch shall provide to the Reseller for distribution are described in Exhibit C attached hereto, as amended from time to time.

     1.8. "Reseller Agreement." A written agreement containing the terms, conditions, and obligations of both parties under which EarthWatch grants a Reseller the right to transfer a license to use EarthWatch Products. This document is a reseller agreement.

     1.9. "Subreseller(s)." Any person or entity who is authorized to transfer a single license to each Product received from Reseller as well use the Product for its own internal use. Those so authorized (if any) are set forth or described in Exhibit A attached hereto.

     1.10. "Territory." The Territory in which a Reseller is authorized to sell the Products and specifically described in Exhibit D attached hereto.

     1.11. "Value-Added Activities." Any alteration of the Product(s) to increase the value or utility of the Product(s) for a customer.

                                   Article 2

                                Grant of Rights

     2.1 License. EarthWatch hereby grants to Reseller, and Reseller hereby accepts from EarthWatch, a nonexclusive right to transfer a single license for the use by a single user of the Products delivered by EarthWatch solely to End Users and Subresellers located in the Territory in accordance with the terms of this Agreement.

     2.2 Demonstration Activities. EarthWatch hereby grants to Reseller a limited right to use the Products for the purpose of furthering the goals of this Agreement and Reseller duties under Article 3 which include marketing, demonstration, training, and other displays calculated to increase public awareness of the Products.

     2.3 Reserved Rights. All rights not specifically granted to Reseller hereunder are reserved by EarthWatch. Except as expressly provided hereunder in connection with the distribution of the Products, EarthWatch does not convey any Intellectual Property Rights to Reseller hereunder. EarthWatch expressly prohibits the making of copies of the Products by Reseller. Making copies of Derivative Products is also prohibited. EarthWatch reserves the right to discontinue developing, producing, licensing, or distributing any of the Products and to modify, replace or add to the Products at its discretion at any time.


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                                   Article 3

                              Duties of Reseller

     3.1 Distribution of Products. Reseller shall distribute the Products only to End-Users and Subresellers located within the Territory as specified in Exhibit D.

     3.2 Minimum Commitments. Minimum revenue commitments (if any) are described in Exhibit E.

     3.3 Subreseller Support. Reseller shall support its Subresellers with training, technical support, and other assistance appropriate for the promotion, marketing, and distribution of the Products including the support described in the EarthWatch Distribution Handbook. Such support and assistance may include, without limitation, the specific services described in Exhibit A attached hereto, which Reseller shall provide to Subresellers. Reseller shall make available literature and other information that EarthWatch requires to be transmitted to such Subresellers. Reseller shall call upon each Subreseller with reasonable frequency and will answer promptly all inquiries or requests for information relating to the Products. Reseller shall conduct EarthWatch-related marketing and distribution activities as well as follow-up on leads provided by EarthWatch in a timely fashion as defined in the EarthWatch Distributor Handbook.

     3.4 Promotional Efforts. Reseller shall use its best efforts to vigorously and aggressively market and distribute the Products to End Users and Subresellers in the Territory. Reseller agrees to conduct EarthWatch-related marketing and distribution activities as well as follow up on leads provided by EarthWatch. Reseller may advertise the Products in advertising media of Reseller's choice, provided that the primary audience or circulation is located in the Territory. Reseller shall receive an initial supply of EarthWatch promotional materials upon execution of this Agreement and may purchase additional promotional materials at prices established quarterly. In all advertising and promotion of the Products, Reseller shall comply with EarthWatch's standard advertising policies and usage guidelines for copyrights and trademarks as specified from time to time in the EarthWatch Distributor Handbook.

     3.5 Reseller Personnel. Reseller shall train and maintain a sufficient number of capable technical and distribution personnel so as to be able to demonstrate and support the Products for End Users and Subresellers.

     3.6 Reseller Annual Reporting, Forecasting & Programming Responsibilities. Reseller shall develop and submit annual distribution targets by January each year of this agreement and provide updated revenue forecasts and reports quarterly. Reseller shall advise EarthWatch promptly concerning any market information that may come to Reseller's attention respecting EarthWatch, the Products, EarthWatch's market position, or the continued competitiveness of the Products in the marketplace, including charges, complaints, or claims by End Users and Subresellers or other persons about EarthWatch or Products. Reseller shall confer from time to time, at the request of EarthWatch, on matters relating to market conditions, revenue forecasting, and product planning. Reseller shall develop and present to EarthWatch annually an advertising program, a media program, a public relations program, and an events program. Such programs are subject to acceptance and approval by EarthWatch.

     3.7 License Transfer Agreement Responsibilities. Reseller is responsible for preserving the rights and confining the obligations of EarthWatch in accordance with the then current EULA (Exhibit B contains a EULA current at the time of this Agreement) and in this Reseller Agreement, and shall require all its End Users and Subresellers to agree to abide by such terms prior to delivering any Products. Additionally, Reseller shall ensure that its Subresellers require all their End Users to abide by such terms prior to delivering any Products to the Subreseller for transfer of license to an End User. EarthWatch reserves the right to audit that these actions are carried out by the Reseller. This does not in any way

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require the use of EarthWatch forms. The rights that are to be preserved include, but are not limited to, intellectual property rights that are reserved to EarthWatch. The obligations that are to be confined include, but are not limited to, the limited warranty and disclaimer of warranty as specified in
Section 6 of the then current EULA.

     3.8 Distribution Information. Reseller shall submit the names, addresses and telephone numbers of Subresellers, and End Users at the time of order placement.

     3.9 Failure to Fulfill Duties. In the event that Reseller does not fulfill the obligations enumerated in this section specifically, or in the entire Agreement, EarthWatch shall have the right to terminate this Agreement in whole or in part in accordance with Article 9. In the event that Reseller does not meet the Minimum Revenue Requirements identified in Exhibit E for the previous year, EarthWatch, in lieu of termination, can increase the cost of the Products to Reseller by reducing the Reseller Price Discount granted Reseller through the remaining life of the Agreement.

                                   Article 4

                        Prices, Discounts, and Payment

     4.1 Suggested List Prices. EarthWatch shall periodically publish the EarthWatch product guide containing a suggested price schedule for the Products. EarthWatch may change the suggested list prices of any Products with sixty (60) days prior written notice to Resellers.

     4.2 Prices to Reseller. The price payable by Reseller for each Product shall be the applicable suggested list price of such Product less the discount specified in Exhibit C for such Product at the time of order. EarthWatch may, upon sixty (60) days prior written notice to Reseller, change the discount for any or all Products not yet ordered.

     4.3 Taxes. Prices to Reseller do not include taxes of any nature. Reseller shall pay those taxes invoiced by EarthWatch or will supply appropriate tax exemption certificates in a form satisfactory to EarthWatch. All other taxes remain the responsibility of Reseller.

     4.4  Payment. Reseller shall pay for Products in U.S. dollars within thirty
(30) days after the date of EarthWatch's invoice or on such terms as may be otherwise specified in EarthWatch's invoice. EarthWatch reserves the right, upon written notice to Reseller, to declare all sums immediately due and payable in the event of a breach by Reseller of any of its obligations to EarthWatch, including the failure of Reseller to comply with credit terms and limitations. Furthermore, EarthWatch reserves the right to vary, change, or limit the amount or duration of credit to be allowed to Reseller, either generally or with respect to a particular order.

     4.5 Interest. Interest shall accrue on any delinquent amounts owed by Reseller for the Products at the rate of 1.5 percent per month, or the maximum rate permitted by applicable law, whichever is less.

     4.6 Reseller Financial Condition. Reseller must submit credit and financial information as requested for credit check at the time of initial registration process with EarthWatch. Reseller represents and warrants that it is and at all times during the term of this Agreement shall remain in good financial condition, solvent, and able to pay its bills when due. Reseller shall maintain and employ in connection with Reseller's business under this Agreement such working capital and net worth as may be required in the reasonable opinion of EarthWatch to enable Reseller to carry out and perform all of Reseller's obligations and responsibilities under this Agreement. Reseller shall have the obligation to inform EarthWatch upon any material changes to Reseller's financial condition. From time to time, on reasonable notice by EarthWatch, Reseller shall furnish credit information including but not limited to financial reports as necessary to determine Reseller's current financial condition. EarthWatch shall have the right to change its financial requirements at any time.


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                                   Article 5

                     Shipment, Risk of Loss, and Delivery

     5.1 Shipment. EarthWatch shall deliver by either shipment or via electronic transfer, F.O.B. EarthWatch's point of shipment. Delivery shall be made to Reseller's identified facilities or forwarded to any location designated by the Reseller. Unless specified in Reseller's order, EarthWatch shall select the method of shipment and the carrier. Reseller shall be responsible for and shall pay all shipping, freight, and insurance charges. EarthWatch may require Reseller to pay such charges in advance.

     5.2 Risk of Loss. All risk of loss or damage for any Product shall pass to Reseller at the F.O.B. point, EarthWatch (including via electronic transfer).

     5.3 Partial Delivery. Unless Reseller clearly advises EarthWatch to the contrary in writing, EarthWatch may make partial shipments of Reseller's orders, to be separately invoiced and paid for when due. Delay in delivery of any installment shall not relieve Reseller of its obligation to accept the remaining deliveries.

                                   Article 6

                                   Warranty

     6.1  Limitation and Disclaimer of Warranty.

          6.1.1 ALL CLAIMS AND REMEDIES ARE LIMITED IN THE MANNER EXPRESSLY PROVIDED IN THIS AGREEMENT. IN THE EVENT THAT THE DATA DELIVERED IS NOT THE DATA WHICH WAS ORDERED OR THE MEDIA ITSELF, AS OPPOSED TO THE SOFTWARE OR DATA ENCODED THEREON, IS DEFECTIVE AND RESELLER RETURNS THE DEFECTIVE MEDIA WITHIN THIRTY (30) DAYS OF RECEIPT FROM THE END USER OR FROM EARTHWATCH, EARTHWATCH'S SOLE LIABILITY AND EXCLUSIVE REMEDY OF RESELLER SHALL BE TO REPLACE ANY DEFECTIVE PRODUCT THAT IS RETURNED TO EARTHWATCH'S POINT OF SHIPMENT OR, AT EARTHWATCH'S SOLE DISCRETION, REFUND THE LICENSE FEE FOR THE DEFECTIVE PRODUCT PREVIOUSLY RECEIVED BY EARTHWATCH.

          6.1.2 THIS IS THE ONLY WARRANTY PROVIDED. WITH THE EXCEPTION OF THE PRECEDING WARRANTY, THE PRODUCTS ARE PROVIDED WITHOUT WARRANTY OF ANY KIND, AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. EARTHWATCH DOES NOT WARRANT THAT THE PRODUCTS WILL MEET THE RESELLER'S OR USER'S NEEDS OR EXPECTATIONS OR THAT OPERATIONS OF THE PRODUCTS WILL BE ERROR FREE OR UNINTERRUPTED. EARTHWATCH DOES NOT WARRANT AS TO THE ACCURACY, RELIABILITY OR COMPLETENESS OF ANY DATA DELIVERED WITH OR AS A RESULT OF THE USE OF THE PRODUCT. NO ORAL OR WRITTEN ADVICE OR INFORMATION PROVIDED BY EARTHWATCH OR ANY OF ITS AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS LIMITED WARRANTY, AND USER IS NOT ENTITLED TO RELY ON ANY SUCH ADVICE OR INFORMATION.

          6.1.3 IN NO EVENT SHALL EARTHWATCH BE LIABLE FOR ANY CLAIM OR LOSS INCURRED BY RESELLER OR USER (INCLUDING WITHOUT


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LIMITATION COMPENSATORY, INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR
EXEMPLARY DAMAGES, OR OTHER DAMAGES RESULTING FROM THE USE OR INABILITY TO USE PRODUCTS) IRRESPECTIVE OF WHETHER EARTHWATCH HAS BEEN INFORMED, KNEW, OR SHOULD HAVE KNOWN OF THE LIKELIHOOD OF SUCH DAMAGES. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT OR WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS. IF EARTHWATCH'S LIMITATION OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL FOR ANY REASON BE HELD UNENFORCEABLE OR INAPPLICABLE, RESELLER AND USER AGREE THAT EARTHWATCH'S LIABILITY SHALL NOT EXCEED THE LICENSE FEES PAID BY USER TO EARTHWATCH WITH RESPECT TO THE PRODUCTS AT ISSUE.

          6.1.4 IN NO EVENT SHALL EARTHWATCH BE LIABLE TO RESELLER, SUBRESELLER OR END USER FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, COSTS OF DELAY, ANY FAILURE OF DELIVERY, COSTS OF LOST OR DAMAGED DATA OR DOCUMENTATION, OR LIABILITIES TO THIRD PARTIES ARISING FROM ANY SOURCE.

     6.2  Responsibilities of Reseller for Warranty

          6.2.5 All products to End Users are warranted as provided in the EULA (example in Exhibit B) current at the time of order, the applicable provisions of which are made a part hereof by reference.

          6.2.6 Reseller is responsible for receiving and honoring all replacement requests from its Subresellers or End Users only according to the applicable EULA or Reseller agreement warranty terms. Reseller shall instruct all authorized Subresellers to submit all replacement requests to Reseller. Reseller may not accept returns from anyone other than its Subresellers, or End Users without the express approval of EarthWatch.

          6.2.7 EarthWatch's End User warranty shall apply only during the period commencing upon receipt by the End User of the Products from EarthWatch, Reseller or Subreseller and ending at thirty (30) days after that receipt.

          6.2.8 EarthWatch's Reseller warranty shall apply only during the period commencing upon receipt of the Products thirty (30) days after receipt by the End User from EarthWatch, Reseller or Subreseller. Returns accepted by the Reseller that do not fall within the terms of this section shall be at the sole risk of the Reseller.

          6.2.9 Reseller shall comply with the EarthWatch Return Policy (Exhibit F) and complete the Return Material Authorization (RMA) form included with each shipment and request an RMA number from EarthWatch prior to the return of any Products to EarthWatch. Upon the issuance of an RMA, Reseller shall place the product and the completed and signed RMA inside a shipping container and clearly mark the RMA number on the outside of the container. Reseller shall include a copy of any End User's and/or Subreseller's return form in the shipping container.

          6.2.10 Reseller shall not pass through to its Subresellers or End Users or any other third party the warranties made by EarthWatch under this
Article 6, except those warranties specified in the EULA current at the time of order.


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Reseller shall not make any other representation to its Subresellers or End
Users on behalf of EarthWatch.

     6.3 Exclusive Remedy. The remedy stated in this Article 6 constitutes the sole and exclusive remedy of Reseller and Subreseller for any defect in the media or nonconformity in the Products. The remedy stated in the then current EULA constitutes the sole and exclusive remedy of any End User for any defect in the media or nonconformity in the Products.

                                   Article 7

                               Freedom Of Action

     7.1 Relationship of the Parties. The relationship of EarthWatch and Reseller established by this Agreement is of licensor and licensee, each to constitute an independent contractor. Nothing in this Agreement shall be construed to give either party the power to direct or control the daily activities of the other party, or to constitute the parties in any way as principal and agent, partners, co-venturers, co-owners, or otherwise as participants in a joint undertaking. EarthWatch and Reseller understand and agree that, except as specifically provided in this Agreement, EarthWatch does not grant Reseller the power or authority to make or give any agreement, statement, representation, warranty, or other commitment on behalf of EarthWatch, or to enter into any contract or otherwise incur any liability or obligation, express or implied, on behalf of EarthWatch, or to transfer, release, or waive any right, title, or interest of EarthWatch.

     7.2 Equitable Dealing. Reseller shall treat Subresellers and End Users equitably and shall not discriminate unlawfully among them in prices, terms, allowances, services, or any other manner.

     7.3 EarthWatch Determination of Product Content. EarthWatch reserves the right at any time without liability or prior notice to (1) determine the contents of each Product, including its specifications, features, and functions, as well as any documentation or related materials; (2) discontinue distribution of any or all Products in some or all markets or through some or all channels of distribuiion; (3) change or terminate any of the specifications, features, or functions of the Products; or (4) change or terminate the level or type of support or service that EarthWatch makes available for each Product. Changes to EarthWatch Product offerings will be communicated in the EarthWatch distributor worldwide web site as well as the product guide referenced in Article 4.1.

     7.4 Nonexclusivity. EarthWatch retains the right to market, distribute, and support the Products in the Territory directly to or through any person or entity on any terms deemed desirable by EarthWatch in its sole discretion.

                                   Article 8

            Trademarks, Copyright and Intellectual Property Rights

     8.1 Trademarks. EarthWatch and its third party suppliers shall retain sole ownership of the Trademarks outlined in the EarthWatch Distributor Handbook. Subject to Reseller's compliance with EarthWatch's standard advertising policies and this Agreement, EarthWatch hereby grants to Reseller the right to use and display the Trademarks solely to the extent reasonably necessary for the marketing, distribution, and support of the Products within the Territory in accordance with the EarthWatch Distributor Handbook guidelines. Reseller shall market, distribute, and support the Products only under the Trademarks, and not any other trademark or logo.

     8.2 Copyright Legend. Each EarthWatch Product delivered by Reseller, including those that are derived from EarthWatch Products, shall have the following copyright notice: "(C)19 EarthWatch Incorporated, Longmont, Colorado."


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     8.3  Notification. Reseller shall promptly notify EarthWatch of (1) any claim, allegation, or notification that EarthWatch's marketing, licensing, support, or service of the Products may or will infringe the intellectual property rights of any other person or entity; and (2) any determination, discovery, or notification that any person or entity is or may be infringing the intellectual property rights of EarthWatch.

     8.4  Infringement.

     8.5.5 If notified promptly in writing of and given sole control of the defense and all related negotiations and settlements, EarthWatch shall defend Reseller against any claim based on an allegation that a Product supplied hereunder infringes any U.S. Intellectual Property Rights. EarthWatch shall pay any resulting costs, damages, and attorney fees finally awarded by a court with respect to any such claims.

     8.5.6 Notwithstanding any other provision of this Section 8.8, EarthWatch shall not be liable to Reseller for any claim arising from or based upon the combination, operation, or use of any Product with equipment, data, or programming not supplied by EarthWatch, or arising from any alteration or modification of Products.

     8.5.7 EarthWatch shall have no obligation to Reseller with respect to any infringement involving or concerning the Products except as stated in this
Section 8.5.

                                   Article 9

                  Treatment of Confidential Proprietary Data

     9.1 Confidential Proprietary Data. During the course of performance of this Agreement, either party may disclose certain Confidential Proprietary Data. Recipient Party shall use its best efforts to maintain the secrecy of all such Confidential Information, and not use, disclose, or otherwise exploit any Confidential Proprietary Data for any purpose not specifically authorized by the providing Party. All trade secrets, files, lists, records, documents, drawings, specifications, equipment, and computer programs that incorporate or refer to any Confidential Information shall be returned or destroyed promptly upon termination of this Agreement. Confidential Proprietary Data may be disclosed either visually, orally, electronically, or in writing. When disclosed in writing or electronically, the Confidential Proprietary Data will be identified as "(Name of Providing Party)'s Confidential Proprietary Data." When disclosed orally or visually, such Confidential Proprietary Data shall be identified as Confidential Proprietary Data at the time of the oral or visual disclosure. The recipient Party shall upon request of the providing Party provide a signed, dated receipt for Confidential Proprietary Data transmitted to it by the providing Party under terms of this Agreement.

     9.2 Limitation On Use Of Proprietary Data - All rights to Confidential Proprietary Data exchanged pursuant to this Agreement are reserved by the providing Party; the recipient Party shall not use such Confidential Proprietary Data disclosed to it by the providing Party to benefit itself or others, except for the purpose of its own internal evaluation pertaining to uses directly related to its business relationship with the providing Party, as contemplated in the recitals of this Agreement, and will not disclose such Confidential Proprietary Data to other parties unless and until expressly authorized in writing to do so by the providing Party. It is further agreed that should this Agreement have been terminated or shall have expired, the recipient Party shall keep in confidence, not use for its own benefit and prevent the disclosure to any person, firm or corporation or persons outside of its own organization or to any unauthorized person or persons all Confidential Proprietary Data, identified by the providing Party, which is received by the recipient Party pursuant to this Agreement. It is further agreed that recipient Party shall not be liable for disclosure or use of any Confidential Proprietary Data: (i) if it was in the public domain at the time it was disclosed or falls within the public domain, except through a breach of this Agreement; (ii) if it was known to recipient Party either prior to or at the time of disclosure and such knowledge


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                                  Draft Copy

can be proved with clear and convincing documentary evidence; (iii) if it was disclosed after written approval of the providing Party of such disclosure; (iv) if it becomes known to the recipient Party from a source other than the providing Party without breach of this Agreement by the recipient Party; (v) if it was independently developed by the recipient Party subsequent to its disclosure by the providing Party and without the benefit of Confidential Proprietary Data received from the providing Party and such subsequent and independent development can be proved with clear and convincing evidence; (vi) which occurs after three years from the expiration date of this Agreement; or
(vii) if it was inadvertently or accidentally disclosed despite the exercise of a high degree of care by the recipient Party. Provided, however, that if only a portion of any Confidential Proprietary Data falls within any one of the disclosure situations contemplated by the foregoing seven exceptions, the remainder of the associated Confidential Proprietary Data shall continue to be subject to this Agreement.

     9.3 Protection Of Proprietary Data - The recipient Party shall exercise a high degree of care to prevent the improper or unauthorized disclosure of Confidential Proprietary Data which recipient Party has received from the providing Party. The recipient Party shall limit dissemination of such Confidential Proprietary Data to those persons within its organization who have a need to know in order to fulfill the purposes of its business relationship with the providing Party and shall compartmentalize internal dissemination so that no persons within itself or any of its affiliates shall be placed in a position of conflict of interest with regard to the business relationship between the Parties. The recipient Party warrants that its employees receiving the providing Party's Confidential Proprietary Data will have been instructed as may be required to enable the recipient Party to fulfill its obligations under this Agreement.

     9.4 Return Of Proprietary Data - All Confidential Proprietary Data and copies thereof furnished shall remain the property of the providing Party and shall be returned to the providing Party within thirty (30) days of receipt of a written request by the providing Party for the return of such Confidential Proprietary Data.

                                  Article 10

                             Term And Termination

     10.1 Term. This Agreement shall become effective on the date of execution by the parties hereto, and remain in full force and effect until terminated in accordance with the provisions hereof.

     10.2 Voluntary Termination at Will. Reseller or EarthWatch may terminate this Agreement at will, at any time, with or without cause, by written notice given to the other party at least thirty (30) days prior to the effective date of such termination.

     10.3 Termination upon Bankruptcy Dissolution. Effective immediately and without any requirement of notice, either party may, at its option, terminate this Agreement and/or suspend its performance in the event that (1) the other party files a petition of bankruptcy, files a petition seeking any reorganization, arrangement, composition, or similar relief under any law regarding insolvency or relief for debtors, or (2) the other party adopts a resolution for discontinuance of its business or for dissolution.

     10.4 Consequences and Survival. Upon termination of this Agreement, Reseller may be requested to return its existing inventories of Products, and Reseller shall otherwise discontinue all further promotion, marketing, and support of the Products. Without limiting the generality of the foregoing, Reseller shall cease all display, advertising, and use of all EarthWatch names, trademarks, logos, and designations. Upon termination of this Agreement, the due date of all outstanding invoices for the Products shall automatically be accelerated and all such invoices shall become immediately due and payable. All orders or portions thereof remaining unshipped as of the effective date of termination may be canceled by EarthWatch, at its option. Notwithstanding any termination of this Agreement, the provisions of Sections 3.7, 3.8, 4.3, and 6 through 10 shall survive.


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                                  Article 11

                              General Provisions

     11.1 Modifications, Amendments, and Waivers. This Agreement may not be modified or amended except by an instrument in writing signed by duly authorized officers of both of the parties hereto.

     11.2 Compliance with Law. Reseller shall comply with all applicable federal, state, and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the Products.

     11.3 Records. Reseller shall maintain for at least three (3) years from the date of creation all records, contracts, and accounts relating to the distribution of Products, and shall permit examination thereof by authorized representatives of EarthWatch at all reasonable times and at EarthWatch's expense in order that EarthWatch may verify compliance by Reseller with its obligations under this Agreement.

     11.4 Severability. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. WITHOUT LIMITING THE FOREGOING, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL OTHER LIMITATIONS OF LIABILITY AND EXCLUSION OF DAMAGES SET FORTH HEREIN SHALL REMAIN IN FULL FORCE AND EFFECT.

     11.5 Assignment. Reseller is granted distribution rights hereunder because of the commitments and representations Reseller is making in this Agreement, and further because of EarthWatch's confidence in Reseller, which confidence is personal in nature. This Agreement shall not be assignable by either party, whether by merger, acquisition, operation of law or other event, and Reseller may not delegate its duties hereunder without the prior written consent of EarthWatch.

     11.6 Arbitration and Governing Law. If a dispute arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within thirty (30) days after such meeting a dispute still exists, it shall be settled through binding arbitration in Denver, Colorado. Such arbitration shall be conducted by a panel of three arbitrators in accordance with the rules of the American Arbitration Association. To the extent practicable, the arbitrators shall be appointed from a pool of arbitrators who have experience or expertise in the computer industry. Any award made by the arbitration panel, however constituted, shall be final, binding and conclusive on both parties for all purposes and judgment may be entered thereon by any state or federal court having jurisdiction pursuant to this section. Nothing in this section shall limit the ability of EarthWatch to pursue any legal or equitable remedy to protect or preserve any rights EarthWatch may have arising out of or relating to Section 8 or 9. No dispute related to or arising out of this Agreement or any breach or default of any of the provisions of this Agreement may be commenced more than one (1) year after breach or default is known or should be known. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado exclusive of any conflict of

                                  Draft Copy

laws provision. The exclusive jurisdiction and venue for any lawsuit between the parties arising out of this Agreement shall be the United States District Court for the District of Colorado or the state courts situated in Denver, Colorado, USA.

     11.7 Export Control. Reseller understands and recognizes that the Products and other materials made available hereunder may be subject to the export administration regulations of the United States Department of Commerce and other United States Government regulations related to the export of technical data and equipment and products produced therefrom. Reseller is familiar with and agrees to comply with all such regulations in connection with the distribution of the Products in the defined Territory identified in Exhibit D.

     11.8 Foreign Corrupt Practices Act. Reseller hereby agrees that Reseller and each Subreseller shall comply with the requirements of the U.S. Foreign Corrupt Practices Act (the "Act") and shall refrain from any payments to third parties which would cause EarthWatch, Reseller or Subresellers to violate the Act. Reseller hereby agrees to indemnify and hold EarthWatch harmless from any breach of this section by Reseller or any Subreseller.

     11.9 Force Majeure. EarthWatch shall not be responsible for any failure to perform due to unforeseen circumstances or to causes beyond EarthWatch's reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor, or materials. In the event of any such delay, EarthWatch may defer the delivery date for a period equal to the time of such delay.

     11.10 Permits. Reseller shall take all actions (including the preparation and filing of all requisite applications, certificates and the like) required by law with respect to, and shall use their best efforts to obtain, any and all required non-U.S. Government authorizations, including without limitation any import licenses and foreign exchange permits. This Agreement shall become effective at the moment that all necessary approvals, acceptances, other notifications have been received or obtained from the appropriate government authorities. Reseller shall provide reasonable evidence of compliance with required non-U.S. Governmental authorization, registrations and the like to EarthWatch upon request. As among the parties, EarthWatch shall not be liable if any authorization is delayed, denied, revoked, restricted or not renewed. Reseller shall bear all such risks and costs caused thereby.

     11.11 Government Rights. If any Product, in any form including with alterations, is submitted in any fashion, directly or indirectly to a governmental entity, whether in connection with a foreign or domestic government contract or subcontract, including without limitation, Reseller's Subreseller or End User performance of any government contracts or subcontracts, it shall be provided with Restricted Rights only. Reseller shall ensure that the government entity receives nothing more than the right to use the Products pursuant to an executed EULA. Reseller shall inform any government entity or prime contractor with which it is contracting exactly how it intends to use the Products in connection with its government contracts, that such products are proprietary to EarthWatch and Reseller has no right to grant to the government entity or prime contractor any rights in the Products. Use, duplication or disclosure by any government entity is subject to the restrictions contained in subparagraph
(c)(1)(ii) of the Rights in Technical Data and Computer Software Clause contained in D.F.A.R.S. 252.227-7013, subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights contained in 48 C.F.R. 52.227-19 and D.F.A.R.S. 227.7202. Contractor/manufacturer is EarthWatch Incorporated at the address set forth below. The Products are copyright @ [DATE] by EarthWatch. UNPUBLISHED. ALL RIGHTS RESERVED UNDER THE COPYRIGHT LAWS OF THE UNITED STATES. Reseller is responsible for ensuring that any products that are submitted to a government entity are

                                  Draft Copy

submitted with the appropriate Restricted Rights legend. For purpose of any public disclosure provision under any federal, state or local law, it is agreed that these products are trade secret and proprietary commercial products and not subject to disclosure.

     11.12 Notices. Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or may be sent by facsimile or certified mail, return receipt requested, to the following addresses, unless the parties are subsequently notified of any change of address in accordance with this Section:

If to Reseller:                        If to EarthWatch:
Reseller                               EarthWatch, Incorporated
Address:                               1900 Pike Road
                                       Longmont, CO 80501
------------------------------------                      --------------------

Attention:                             Attention:
           -------------------------              ----------------------------
Facsimile:                             Facsimile: (303)682-3848
           -------------------------                            --------------

Any notice shall be deemed to have been received as follows: (1) by personal delivery, upon receipt; (2) by facsimile, one (1) business day after transmission or dispatch; (3) by certified mail, upon receipt. If notice is sent by facsimile, a confirming copy of the same shall be sent by mail to the same address.

     11.13 Counterparts. This Agreement may be executed in two or more Counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     11.14 Entire Agreement. This Agreement constitutes the entire understanding and contract between the parties and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings, and agreements between the parties with respect to the subject matter hereof. The parties acknowledge and agree that neither of the parties is entering into this Agreement on the basis of any representations or promises not expressly contained herein.

  In Witness Whereof, the parties hereto have executed this Agreement on the dates specified below.

Reseller                               EarthWatch Incorporated


Signature:                             Signature:
          --------------------------             ---------------------------
Print Name:                            Print Name:
           -------------------------              --------------------------
Title:                                 Title:
      ------------------------------         -------------------------------
Dated:                                 Dated: August 1, 1997
      ------------------------------

                                  Draft Copy
                                   Exhibit A
                   Subresellers - Authorization and Support
                            Authorized Subresellers

Reseller is authorized to sell through the following Subresellers:
1.
2.
3.
4.

If Reseller is not authorized to sell through Subresellers, this section is intentionally left blank.

                                Specific Subresellers Support

The specific training, technical support, and other assistance appropriate for the promotion, marketing, and distribution of the Products that will be provided by Reseller follows:

Reseller is not authorized to distribute through Subresellers or there is no specific support by the Reseller identified so this section is intentionally left blank.

                        Exhibit B Omitted deliberately

                                  Draft Copy
                                   Exhibit C
                         Products and Price Discounts

Products Reseller is Authorized to distribute:
1.
2.
3.
4.

Reseller Price Discount:

-------------------------------------------------------------------------------
           Product                             Price Discount
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

                                   Drat Copy
                                   Exhibit D
                                   Territory

Reseller is authorized to distribute Products ln the following Territories:
1. United States as noted below
2.
3.
4.

Note - The Reseller is not authorized to distribute Products to the U.S. Department of Defense, NASA or those agencies identified as U.S. governmental intelligence community organizations under 50 USC 401a. The agencies so identified include civilian agencies involved in efforts requiring security clearances.

                                  Draft Copy
                                   Exhibit E
                          Minimum Revenue Commitments

Beyond the Reseller's Duties identified in Article 3, including, but not limited to providing the names and addresses of all Subresellers and End Users (list minimum Reseller revenue commitments if any).

                                  Draft Copy
                                   Exhibit F
                        Return Policy - August 1, 1997
               EarthWatch, Incorporated Return Policy - End Users

As provided in the End User License Agreement, EarthWatch, Incorporated (EarthWatch) supplies with its products a limited warranty. For a period of thirty (30) days, EarthWatch warrants that the products delivered by EarthWatch will be those ordered and the original media EarthWatch used to carry the data will be free from physical or material defects. THIS IS THE SOLE AND EXCLUSIVE WARRANTY PROVIDED WITH THE PRODUCTS AND THE SOLE LIABILITY ACCEPTED BY EARTHWATCH.

If the End User encounters either defect described above and such defect arose under EarthWatch's control and the End User returns such defective data to EarthWatch or the reseller from whom the End User purchased the product within thirty (30) days following delivery, EarthWatch shall either replace the data or refund the license fee in full.

These steps must be followed to allow EarthWatch to accept a return. Unauthorized returns are subject to delay and possible rejection.

1. Obtain a Return Merchandise Authorization number (RMA) by contacting an EarthWatch Customer Support Representative at (800) 496-1225 or (303) 702-5561. Please be prepared to provide your name, address, phone number, original order number, and reason for return.

2. When the return is authorized, the EarthWatch Customer Support Representative will provide an RMA number and approval for a merchandise pickup.

3. Complete the RMA form on the reverse side of this page. Include details of why the data is being returned.

4. Place the product and the completed and signed RNU inside a shipping container and clearly mark the RMA number on the outside of the container.

EXCEPT AS PROVIDED ABOVE, PRODUCTS ARE SUPPLIED WITHOUT WARRANTY OF ANY KIND, AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY EXCLUDED. THIS RETURN POLICY IS IN ACCORDANCE WITH ARTICLE 5 OF THE END USER LICENSE AGREEMENT WHICH COVERS WARRANTY AND WARRANTY ISSUES. PLEASE REVIEW ARTICLE 5 FOR FUTHER INFORMATION OF THE EARTHWATCH WARRANTY LIMITATION AND DISCLAIMER.

                                  Draft Copy
                                   Exhibit G

                   CURRENT END-USER LICENSE AGREEMENT (4/97)



                           EarthWatch, Incorporated
                          End User License Agreement

1. Introduction. This is an End User License Agreement ("EULA") between EarthWatch Incorporated, a Delaware corporation ("EarthWatch Licensor") and ("User"). EarthWatch Licensor shall provide User with software, data products or documentation (collectively, the "Products Licensed Products"). The Products include both EarthWatch data and data products, and data and data products of third parties licensed to EarthWatch for distribution. This EULA shall govern User's rights and obligations with respect to all Products Licensed Products provided by EarthWatch Licensor.

2. Scope of License. EarthWatch Licensor grants User a limited, non-transferable, non-exclusive license to use the products Licensed Products and to develop Derivative Works of the Products licensed. Licensed Products, solely for internal use by User's business, by a single user at a single time on a single information processing machine. For purposes of this EULA, authorized Derivative Works include works that are based upon Products Licensed Products, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted. and that, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. If the Products Licensed Products or Derivative Works are used in connection with the performance of any government contracts or subcontracts, then User shall ensure that (i) the Products Licensed Products and any Derivative Works thereof shall not constitute a deliverable under any government contracts or subcontracts; and (ii) in no event shall a government entity acquire any rights other than those provided in section 4. User may not copy an Product licensed hereunder, except that User may copy data contained in a Product in machine readable form into a single information processing machine for processing for the internal use of the User only. This EULA is not a license to copy, disclose, publish, sell, assign, lease, sublicense, market or transfer the Products Licensed Products, or any Derivative Work or to use the same in any manner or for any purpose not expressly authorized by this EULA. EarthWatch Licensor reserves all rights not expressly granted to User by this EULA.

3. Protection of EarthWatch Licensor's Intellectual Property. User acknowledges that the Products and the data contained within the Products Licensed Products are proprietary to EarthWatch Licensor or its suppliers, and both the Products and the data contained in the Products remain the exclusive property of EarthWatch Licensor or its suppliers. The Products Licensed Products are copyrighted by EarthWatch Licensor or its suppliers, and unauthorized reproduction, distribution, or display of the Products Licensed Products or preparation of any Derivative Work of the Products in any manner not expressly authorized by paragraph 2 above is prohibited. User may be held legally responsible for any copyright infringement that is caused or encouraged by User's failure to abide by the terms of this EULA. User shall take all other feasible steps to protect the Products Licensed Products from misappropriation or misuse, unauthorized duplication or distribution and shall notify EarthWatch Licensor immediately if User learns of any use of the Products Licensed Products by anyone in any manner not expressly authorized by this EULA.

4. Protection of EarthWatch's Trade Secrets. User acknowledges that the Products and the data contained in the Products are or contain trade secrets of EarthWatch or its suppliers and User agrees to take reasonable measures to protect the trade secret status of the data and the Products.

5. U.S. Government Restricted Rights. The Products Licensed Products are provided with Restricted Rights. Use, duplication or disclosure by any government entity is subject to the restrictions contained in subparagraph
     (c)(1)(ii) of the Rights in Technical Data and Computer Software Clause contained in D.F.A.R.S. 252.227-7013, subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights contained in 48 C.F.R. 52.227-19 and D.F.A.R.S. 227.7202. Contractor/manufacturer is EarthWatch Incorporated at the address set forth below. For purpose of any public disclosure provision under any federal, state or local law, it is agreed that the Products Licensed Products are trade secrets and proprietary commercial products and not subject to disclosure.

6. Limitation and Disclaimer of Warranty. EarthWatch supplies its products with a limited warranty. For a period of thirty (30) days, EarthWatch warrants that the data delivered will be that data ordered and the media used to carry the data will be free from physical or material defects. WITH THE EXCEPTION OF THE PRECEDING WARRANTY, THE PRODUCTSLICENSED PRODUCTS, AS WELL AS THE MEDIA UPON WHICH THE LICENSED PRODUCTS ARE PROVIDED TO USER, ARE PROVIDED "AS-IS" WITHOUT WARRANTY OF ANY KIND, AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. EARTHWATCHLICENSOR DOES NOT

                                  Draft Copy

     WARRANT THAT THE PRODUCTSLICENSED PRODUCTS WILL MEET USER'S NEEDS OR EXPECTATIONS OR THAT OPERATIONS OF THE PRODUCTSLICENSED PRODUCTS WILL BE ERROR FREE OR UNINTERRUPTED. EARTHWATCHLICENSOR'S SOLE LIABILITY SHALL BE TO REPLACE THE MEDIA IN THE EVENT THE MEDIA ITSELF, AS OPPOSED TO THE SOFTWARE OR DATA ENCODED THEREON, IS DEFECTIVE AND USER RETURNS SUCH DEFECTIVE MEDIA TO EARTHWATCHLICENSOR WITHIN THIRTY (30) DAYS FOLLOWING DELIVERY. NO ORAL OR WRITTEN ADVICE OR INFORMATION PROVIDED BY EARTHWATCHLICENSOR OR ANY OF ITS AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS LIMITED WARRANTY, AND USER IS NOT ENTITLED TO RELY ON ANY SUCH ADVICE OR INFORMATION.

     IN NO EVENT SHALL EARTHWATCHLICENSOR BE LIABLE FOR ANY CLAIM OR LOSS INCURRED BY USER (INCLUDING WITHOUT LIMITATION COMPENSATORY, INCIDENTAL, INDIRECT. SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, OR OTHER DAMAGES RESULTING FROM THE USE OR INABILITY TO USE PRODUCTSLICENSED PRODUCTS) IRRESPECTIVE OF WHETHER EARTHWATCHLICENSOR HAS BEEN INFORMED, KNEW, OR SHOULD HAVE KNOWN OF THE LIKELIHOOD OF SUCH DAMAGES. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT OR WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS. IF EARTHWATCHLICENSOR'S LIMITATION OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL FOR ANY REASON BE HELD UNENFORCEABLE OR INAPPLICABLE. USER AGREES THAT EARTHWATCHLICENSOR'S LIABILITY SHALL NOT EXCEED FIFTY PERCENT (50%) OF THE LICENSE FEES PAID BY USER TO EARTHWATCHLICENSOR WITH RESPECT TO THE PRODUCTSLICENSED PRODUCTS UNITS AT ISSUE.

7. Indemnification for Infringement. EarthWatch Licensor shall defend (or in EarthWatch Licensor's discretion, settle) at its own expense any claim asserted against User that the Products Licensed Products infringe any United States patents, or any copyrights, trade secrets or other intellectual property rights of any third party. User shall notify EarthWatch Licensor in writing of such claim within ten (10) days of learning of such claim. EarthWatch Licensor shall have the sole right to control the defense and negotiation of all such claims, and User shall fully cooperate in EarthWatch Licensor's defense of all such claims. In no event shall User either litigate or settle any such claim without EarthWatch Licensor's prior written approval. If, as a result of any claim, User is enjoined from using the Products Licensed Products, or EarthWatch Licensor believes that any such claim may be asserted, EarthWatch Licensor may at its expense procure the right for User to continue to use the Products Licensed Products. replace or modify the Products Licensed Products so as to make them non-infringing, or terminate this EULA and refund the fees previously paid by User for the use of the affected Products Licensed Products. EarthWatch Licensor shall not have any liability under this Section if such a claim of infringement is based in whole or in part upon the use of the Products Licensed Products in combination with other products not furnished or made by EarthWatch Licensor, the use of the Products Licensed Products in practicing any infringing process, the modification of the Products Licensed Products (including the creation of any Derivative Works) or any portion thereof, or application or use of the Products Licensed Products in a manner for which they were not designed or specified by EarthWatch Licensor. This Section states the entire and exclusive obligation of EarthWatch Licensor to User for any claim or infringement relating to the Products Licensed Products.

8. Indemnification for Use. User shall indemnify and hold harmless EarthWatch Licensor against all loss, damages, claims, expenses or attorney's fees which may be sustained or asserted against EarthWatch Licensor arising from or connected with any breach by User of any provision of this EULA or any claim that User's use of a Product infringes the proprietary rights of any third party.

9. Effective Date, Expiration, Renewal and Termination. This EULA shall become effective on the date on which it is signed by an authorized representative of EarthWatch Licensor and shall continue in force until terminated as provided herein. This EULA may be terminated by User upon written notice to EarthWatch Licensor. Further, this EULA may be terminated by EarthWatch Licensor or User for a breach of any provision provided that thirty (30) days notice of breach is provided and the breach has not been fully cured within thirty (30) days after mailing of such notice. Notwithstanding the foregoing, EarthWatch Licensor may, in addition to any other remedies it may have, at its option terminate this EULA immediately and without notice if EarthWatch Licensor determines that User has violated any of the provisions of this EULA. Immediately upon expiration or termination of this EULA, User shall deliver to EarthWatch Licensor all copies of all or any portion of the Products Licensed Products covered by this or any other EULA, which are in its possession, custody or control, and notify EarthWatch Licensor of the existence and identity of any custodian of any copy of any portion of the Products Licensed Products not in User's possession, custody or control but obtained or derived directly or indirectly from User.

10. DISPUTES, ARBITRATION AND GOVERNING LAW. Any dispute arising out of or relating to this EULA, or the interpretation, breach or enforcement of it, shall be settled through binding arbitration in Denver, Colorado. Such arbitration shall be conducted by a panel of three arbitrators in accordance with the rules of the American

                                    Draft Copy

     Arbitration Association. To the extent practicable, the arbitrators shall be appointed from a pool of arbitrators who have experience or expertise in the computer industry. Any award made by the arbitration panel, however constituted, shall be final, binding and conclusive on both parties for all purposes and judgment may be entered thereon by any state or federal court having jurisdiction pursuant to this Section. Nothing in this section or EULA shall limit the ability of EarthWatch Licensor to pursue any legal or equitable remedy to protect or preserve any rights EarthWatch Licensor may have arising out of or relating to Sections 2 or 3. This EULA shall be construed and enforced in accordance with the laws of the State of Colorado not withstanding the conflict of laws provisions governed by federal and Colorado law applicable to contracts entered into in Colorado. The exclusive jurisdiction and venue for any lawsuit between the parties arising out of this EULA shall be the United States District Court for the District of Colorado or the state courts situated in Denver, Colorado, USA. No dispute related to or arising out of this EULA or any breach or default of any of the provisions of this EULA may be commenced more than one (1) year after the occurrence of any such breach or default.

11. MISCELLANEOUS. (a) User shall be responsible for obtaining any and all required governmental authorizations, including without limitation, any export or import licenses and foreign exchange permits. EarthWatch Licensor shall not be liable if any authorization is delayed, denied, revoked, restricted or not renewed: User shall bear all such risks and costs caused thereby. User shall be responsible for payment of all taxes, fees, assessments or levies on the Products Licensed Products, or arising out of or imposed by reason of this EULA, except for any tax based on EarthWatch Licensor's annual net income.

     a. This EULA constitutes the complete and exclusive agreement between EarthWatch Licensor and User relating to its subject matter. This EULA supersedes all prior and contemporaneous representations, correspondence, proposals or agreements relating to its subject matter, whether oral or written. This EULA may be modified only by a written amendment signed by both EarthWatch Licensor and User. If any provision is determined to be invalid or unenforceable, the remaining provisions of this EULA shall continue to be valid and enforceable. Neither this EULA nor any of the rights granted by it may be assigned or transferred by User without the prior written consent of EarthWatch Licensor. This restriction on assignments or transfers shall apply to assignments or transfers by operation of law, as well as by contract, merger or consolidation. Any attempted assignment or transfer in derogation of this prohibition is void.

     b. Sections 3, 4, 5, 6, 7, 8, 10 and 11(a) shall survive expiration or termination of this EULA.

     c. Any notice provided pursuant to this EULA shall be delivered by hand, first class mail. facsimile or overnight courier, and sent to the address of the party specified below. EarthWatch Licensor and User agree that facsimile copies of this EULA and notices shall be deemed effective.

Acknowledged and agreed:

Company Name                           EarthWatch, Incorporated
Address                                1900 Pike Road
                                       Longmont, Colorado 80501
Phone Number                           (303) 682-3800

By:                                    By:
   -------------------------------        -------------------------------

Name:                                  Name:
     -----------------------------          -----------------------------

Title:                                 Title:
      ----------------------------           ----------------------------

Date:                                  Date:
     -----------------------------          -----------------------------